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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cray Inc. on Form S-3 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2001, which is incorporated by reference in the Registration Statement on Form S-3 (File No. 333-102367), and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement on Form S-3 (File No. 333-102367).

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 13, 2003